SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 30, 1999
                                                         ----------------
                                                          (March 11, 1999)
                                                         ----------------

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact Name of Registrant as Specified in its Charter)


                                       Commission
          New Mexico               File Number 1-6986        85-0019030
   ------------------------                    ------        ----------
 (State or Other Jurisdiction                              (I.R.S. Employer
        of Incorporation)                              Identification Number)



  Alvarado Square, Albuquerque, New Mexico                    87158
  ----------------------------------------                  ---------
  Address of Principal Executive Offices)                   (Zip Code)


                                 (505) 241-2700
                                -----------------
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address if Changed, Since Last Report)

Item 5. Other Events

Electric Rate Case

As previously reported, in November 1998, the New Mexico Public Utility Commission ("NMPUC") issued a final order in the Company's electric rate case, requiring the Company to reduce rates in 1999 by $60.2 million, by $25.6 million in 2000 and by an additional $25.6 million in 2001. The rate reduction order reflected, among other things, the revaluation of the Company's generation resources based on a so-called "market-based price" and the statement that recovery of stranded costs is illegal. In December 1998, the Company appealed the rate case order to the New Mexico Supreme Court ("Supreme Court'). (See PART II, ITEM 7. - "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - OTHER ISSUES FACING THE COMPANY - NMPUC REGULATORY ISSUES - Electric Rate Case" in the Company's 1998 annual report on Form 10-K.)

On March 15, 1999, the Supreme Court issued a ruling, vacating the NMPUC order on the Company's electric rate case and remanding the case to the New Mexico Public Regulation Commission ("PRC"), the successor of the NMPUC, for further proceeding, consistent with the Supreme Court's earlier decision in the Residential Electric, Incorporated case and the writ of mandamus ("writ proceeding"). (See PART II, ITEM 7. - "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - OTHER ISSUES FACING THE COMPANY
- NMPUC REGULATORY ISSUES - Residential Electric, Incorporated ("REI")" in the Company's 1998 annual report on Form 10-K.)

The Company is currently unable to predict the timing and ultimate outcome of any further proceeding before the PRC.

Electric Industry Restructuring Act of 1999

As previously reported, New Mexico Senate Bill 428, if enacted, would allow customers to purchase electricity from a power supplier of their choice starting January 2001. In February 1999, the Senate passed the bill with various amendments and sent it to the State House of Representatives (the "House") for consideration. The bill recognizes that electric utilities should be permitted a reasonable opportunity to recover an appropriate amount of the costs incurred previously in providing electric service ("stranded costs') and utilities would be allowed to recover no less than 50 percent of stranded costs. (See PART II, ITEM 7. - "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - OTHER ISSUES FACING THE COMPANY - ELECTRIC INDUSTRY RESTRUCTURING ACT OF 1999" in the Company's 1998 annual report on Form 10-K.)

On March 20, 1999, the House passed the bill with further amendments by a vote of 67-0. The Governor has until noon on April 9, 1999, to sign the bill into law. If he takes no action by that time, the bill is considered to be vetoed.

Under the provisions of the bill, choice of power supplier would be opened to schools, residential customers and small commercial customers beginning January 1, 2001. All other customers would be allowed to choose power suppliers beginning January 1, 2002. Residential customers who remain with the Company would continue to receive service under a standard offer with the power supplies procured by the utility in a competitive procurement process approved by the PRC. Transmission and distribution services along with related services such as meter reading and billing would continue to be regulated by the PRC. Utilities would be allowed to recover at least half of their stranded costs and could recover up to 100 percent of those stranded costs with the approval of the PRC upon meeting certain conditions specified in the bill. The bill also provides for the recovery of reasonable and necessary costs incurred in implementing the change to a competitive market.

In addition, the bill includes a "system benefits charge" which would assist low-income customers and would fund renewable energy projects and extension of electric service to underserved communities in New Mexico. The bill contains strong provisions to prohibit utilities from positioning themselves to favor or subsidize their unregulated affiliates. While utilities are not required to divest any part of their business, they would be required to separate those businesses from regulated transmission and distribution operations through the creation of separate corporations.

Under the provisions of the bill, utilities operating in the state are required to file a transition plan with the PRC by March 1, 2000, to be approved by December 1, 2000. The transition plan is to include: (i) proposals to implement customer choice and open access; (ii) proposed methods for effectively separating the utility's regulated and non-regulated business activities; (iii) unbundled rates for distribution, transmission and related services; (iv) a rate setting procedure and proposed tariffs for the standard offer; and (v) a proposed wires charge for the recovery of stranded costs and transition costs. Due to uncertainties regarding the amounts of recovery and calculation of stranded costs, the Company is currently unable to determine what financial impact the bill will have on the Company.

The Company is currently unable to predict if the Governor will sign the bill or, if enacted into law, what the ultimate impact will be on the Company's financial condition or results of operations as a result of future PRC administration of the legislation.

San Diego Gas Electric Company ("SDG&E") Complaints

As previously reported, SDG&E has filed four separate and similar complaints with the Federal Energy Regulatory Commission ("FERC"), alleging that certain charges under the Company's 100 MW power sales agreement with SDG&E were unjust, unreasonable and unduly discriminatory. The Company filed responses to such complaints denying the allegations made by SDG&E, requesting they be dismissed. (See PART II, ITEM 7. - "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - OTHER ISSUES FACING THE COMPANY - NMPUC REGULATORY ISSUES - SAN DIEGO GAS AND ELECTRIC COMPANY ("SDG&E") COMPLAINTS" in the Company's 1998 annual report on Form 10-K.)

On March 11, 1999, the FERC issued two separate orders regarding these complaints. One order, among other things, dismissed the first two complaints filed by SDG&E. In dismissing the first two complaints, the FERC stated that SDG&E had not presented sufficient evidence to warrant a hearing regarding the reasonableness of the contract rate. The order also ruled that an appropriate time frame for evaluating the reasonableness of the contract rate is over the life of the contract rather than a snapshot of the rate on a year-to-year basis as SDG&E alleged in the first two complaints. The second order established the refund period for the latest complaint, the fourth complaint, and consolidated it with the other remaining complaint and set a hearing.

Based on these FERC orders, the Company estimated that the potential refund amount, if relief sought in the third and fourth complaints is granted, would be approximately $20.3 million plus accrued interest through the refund date. The Company firmly believes that the remaining two complaints are also without merit and intends to vigorously defend its position. The Company cannot predict the ultimate outcome of this matter.

City of Albuquerque ("COA") Retail Pilot Load Aggregation Program

As previously reported, in 1997, the COA filed a petition with the NMPUC to institute a Retail Pilot Load Aggregation Program ("pilot"). In November 1998, the NMPUC issued an order requiring the Company to implement the pilot on or before March 1, 1999. The Company filed a motion for stay with the Supreme Court, arguing that the NMPUC lacks authority to order retail competition through a pilot program. In December 1998, the Supreme Court issued an order, staying the NMPUC order on the pilot. (See PART II, ITEM 7. "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - OTHER ISSUES FACING THE COMPANY - NMPUC REGULATORY ISSUES - City of Albuquerque ("COA") Retail Pilot Load Aggregation Program " in the Company's 1998 annual report on Form 10-K.)

On March 26, 1999, the Supreme Court issued an order vacating and remanding the NMPUC's order on the pilot, with direction to dismiss the proceeding.

Repurchase of Common Stock

On March 16, 1999, the Company announced plans to repurchase up to one million shares of the Company's outstanding common stock. The Company plans to purchase shares on the open market from time to time, depending on prevailing market conditions and other factors. The Company may discontinue purchase of common stock at any time that the Company determines additional purchases are not warranted. Repurchased shares will be immediately retired and, subject to regulatory approval, would be reissued to meet current and future requirements of options granted for certain of its employees under the Company's Performance Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Public Service Company of New Mexico
                                      ------------------------------------
                                                 (Registrant)



Date:  March 30, 1999                         /s/ Donna M. Burnett
                                      -----------------------------------
                                            Donna M. Burnett
                                            Vice President, Corporate
                                            Controller and Chief
                                            Accounting Officer




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